Amendment No. 1
to the
Business Credit Agreement
dated November 26, 1997
Between Canadian Imperial Bank of Commerce ("CIBC") and the Customer noted below
Customer: Sysgold Ltd.                       CIBC Branch/Centre:
                                             CIBC Place
                                             309 - 8th Avenue SW, 3rd Floor
                                             Calgary, Alberta

Amendments. The Agreement is amended as follows:

Operating line limit increased to $500,000 and based on same margin requirements.

Conditions.

1. Life insurance covering the life of Don Bialik to be obtained for coverage up to $520,000.

2.   Renewal/amendment fee of .5% ($2,600) will be collected.

All other terms and conditions remain unchanged.

Other Matters (1) The term "the Agreement" means the Business Credit Agreement referred to above, as it may have been revised up to the date of this Amendment.
(2) Except as revised by this Amendment, the Agreement remains in full force.

Dated as of: April 16, 1998
For CIBC: R.E. (Bob) Brown, Manager, Knowledge Based
For the Customer: Don Bialik, President

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CORPORATE VISA * APPLICATION

The undersigned requests CANADIAN IMPERIAL BANK OF COMMERCE (the "Bank") to open a VISA account in the name of the undersigned and to issue a CIBC VISA Card Account, renewals and replacements (the "Cards") to the undersigned in the following name or style.

(max. 25 spaces no symbols) and bearing the names of the individual customers designated on the reverse and such other individuals as the undersigned may advise the Bank from time to time. Such cards shall have an aggregate credit limit of $20,000 or such other amount as the Bank approves from time to time. The undersigned agrees to be bound, with respect to each Card, by the provisions of the following Corporate VISA Agreement as amended from time to time

DATED this 9 day of December,1997.  SysGold Ltd.

CORPORATE VISA AGREEMENT

1. In this Agreement the "Customer" is the corporation or firm in whose name or style Canadian Imperial Bank of Commerce (the "Bank") has opened a VISA account (the "Account") and whose name or style is embossed on a CIBC VISA Card Account (the "Card"). The Customer shall pay the Bank in full, at the address designated by the Bank and by the Payment Due Date specified on the monthly statement prepared by the Bank, the amount of all sales drafts, Convenience Cheques and cash advances (including cash advances referred to in section 7(b) hereof if such service is applicable to this Agreement pursuant to section 7(a) hereof) in respect of which the Card has been used and all fees and other charges specified on the statement (collectively, the "Indebtedness") and any interest accrued thereon.

2. Interest on Indebtedness is charged as follows:

       (a) interest on cash advances is charged, for any particular day, on the amount of such advances exceeding $100 outstanding on such day;

       (b) interest on Indebtedness other than cash advances is charged from the day it is charged to the Account, except that interest is not charged on any such other Indebtedness which appears on a statement for the first time if the entire balance shown on the statement is paid in full by the statement's Payment Due Date'

       (c) interest is charged at a daily rate of 0.04520% (16.50% per year);

       (d) interest is calculated by totalling the interest-bearing Indebtedness owing at the end of each day in the period in question and multiplying the result by the daily interest rate.

3. The Customer will pay an annual fee of $20.00 for each Card and such other fees and charges as may be described in any notice or monthly statement sent to the customer from time to time.

4. The Customer will ensure that the Card is used to incur Indebtedness for business rather than personal purposes. The Customer will also ensure that the Card is not used to incur Indebtedness in excess of the Card's credit limit and not after its embossed expiry date, and that the Card is not used to facilitate the cashing of cheques. Nevertheless, the Customer will be liable for all Indebtedness incurred in contravention of these provisions and all loss suffered by the Bank as a result of any such contravention. The Bank shall have no obligation to notify the Customer if the Card is used in contravention, of these provisions (whether or not the Bank shall have given such notice at any previous time or times).

5. The Customer is liable for all Indebtedness and interest on it (whether or not the Indebtedness is incurred by the individual named on it unless the Card is lost or stolen. In the case of loss or theft, the Customer is liable, until notification of the loss or theft has been received by the Bank, for a maximum of $50 for unauthorized use except, if the Bank's Instant Teller service is applicable to this Agreement pursuant to section 7(a) hereof, as otherwise provided in the Bank's Instant Teller agreement as amended from time to time.

6. The Bank will not be liable if the Card is not honoured at any time. All claims, including any right of set-off by the Customer, and all disputes regarding any credit voucher or any transaction involving the Card must be settled directly between the Merchant and the Customer. The Bank will credit the Account upon receipt of a Merchant's credit voucher for a purchase made with the Card. If the Bank has not received a credit voucher when a monthly statement is prepared, the balance shown on the statement must be paid as required by this Agreement, and any credit will appear on a subsequent statement following the Bank's receipt of the voucher.

7. (a) The Bank's Instant Teller service is applicable to this Agreement if the "Daily Instant Teller Withdrawal Limit" section on the reverse is completed in respect of any one or more individuals listed thereon, or listed on any form which requests the issuance of Card(s) for use by such individual(s), or if the Customer and the Bank at any time agree that such service should be applicable to this Agreement.

       (b) The Customer acknowledges that the Card may be used to obtain cash advances at any automated banking machine which is part of the Bank's Instant Teller service and agrees to be bound by the terms of the Bank's Instant Teller agreement, as amended from time to time. The Customer acknowledges receipt of a copy of such agreement. Notwithstanding the terms of such agreement-

         (i) all cash advances referred to in 7(b) above will be debited to the Account;

         (ii) the term "Customer" as used in such agreement shall mean the Customer, except that the Customer may permit the individual named on the Card to exercise the Customer's rights thereunder; and

         (iii) the Secret Code associated with the Card shall be sent to the individual named on the Card, and section 10 of the Bank's Instant Teller agreement shall be deemed to refer to such individual's failure to maintain the confidentiality of such Secret Code or to keep such Code and Card separate.

         The provision of this section 7(b) shall apply only if the Bank's Instant Teller service is applicable to this Agreement in accordance with the provisions of section 7(a) hereof.

8. A purchase, credit voucher, cash advance or Convenience Cheque incurred in a foreign currency will be charged to the account in Canadian dollars. The Bank determines a rate of exchange which reflects cost of foreign funds and an administration charge for transaction handling through the VISA International Network. A service charge will also be applied for a Convenience Cheque written in a foreign currency.

9. If the Customer does not notify the Bank in writing within 30 days after the date of a consolidated statement summary or monthly statement of any error or omission, the statement will be conclusively settled to be complete and correct except for any amount improperly credited to the Account. A microfilm or other copy of a sales draft, cash advance draft, credit voucher or other document relating to a transaction involving the Card will be sufficient to establish liability.

10. This Agreement may be cancelled by either the Customer or the Bank without notice. On cancellation, all Indebtedness and other amounts owing hereunder shall become due and payable. Cancellation shall not affect the Customer's liability for Indebtedness or interest (whether incurred before or after cancellation).

11. The Card is the Bank's property and the Bank may revoke and take possession of it, without refund of any part of the annual fee, upon cancellation of this Agreement or breach of any obligation contained herein. The Customer shall immediately return the Card to the Bank on termination of employment of the individual named on it, on advice by the Bank of revocation of the Card or on cancellation of this Agreement.


12. Unless otherwise notified, the Bank shall send all notices, monthly statements, consolidated statement summaries and other communications with the Customer as follows:

       Address: 450, 250 - 6th Avenue S.W., Calgary, Alberta  T2P 3H7

13. This Agreement may be amended from time to time by the Bank, and each amendment shall take effect 30 days after a copy thereof, placed in an envelope and addressed to the Customer, has been deposited in a mail box. An amendment may apply both to existing indebtedness and to indebtedness arising after the amendment is made.

SECURITY AGREEMENT

Branch: 309 - 8th Avenue S.W., Calgary, AB T2P 1C6

For valuable consideration, the undersigned (the "Customer") agrees with Canadian Imperial Bank of Commerce ("CIBC") as follows:

1. Grant of Security. The Customer mortgages, charges and assigns to CIBC, and grants to CIBC, and CIBC takes, a Security Interest in the property described in the following paragraph or paragraphs of this section (as applicable in accordance with the NOTE appearing at the end of this section), and in all property described in any schedules, documents or listings that the Customer may from time to time sign and provide to CIBC in connection with this Agreement, and in all present and future Accessions to, and all Proceeds of, any such property (collectively, the "Collateral") as a general and continuing collateral security for the due payment and performance of the Liabilities:

         (a) Specific Personal Property: the Personal Property described in Schedule A.

         (b) All Personal Property: all of the Customer's present and alter-acquired undertaking and Personal Property (including any property that may be described in Schedule A).

         (c) All Real Property: all of the Customer's present and after-acquired real property (including any property that may be described in Schedule A), together with all buildings placed, installed or erected on any such property and all fixtures.

NOTE: check appropriate box or boxes to indicate which of paragraphs (a), (b) or
(c) are to apply. If no box is checked off, paragraph (b) will apply.

2. Governing law. This Agreement is governed by the laws of Alberta

ADDITIONAL TERMS AND CONDITIONS. THE ADDITIONAL TERMS AND CONDITIONS (INCLUDING ANY SCHEDULES) ON THE FOLLOWING PAGES FORM PART OF THIS AGREEMENT

The Customer has signed this Agreement on December 11, 1997

Customers Name in Full: SysGold Ltd.
#450, 250 - 6 Avenue S.W., Calgary, AB T2P 3H7

Note: If the Customer is a corporation, the office (such as "President" or "Secretary") of the person signing should be noted below that person's signature.

FOR INDIVIDUALS ONLY, record the following information:

First and second names in full; surname
Birth Date:
Sex: M/F

*For Alberta, Ontario, Saskatchewan and the Yukon, record: day/month/year. For British Columbia, Manitoba, New Brunswick and Nova Scotia, record: year/month/day.

BANK COPY

Schedule A

The following is description of property included in the Collateral (describe personal property item or kind; if s pace is insufficient, use a separate sheet):

Schedule B

The following are the Places of Business (if space is insufficient, use a separate sheet)

BANK COPY

ADDITIONAL TERMS AND CONDITIONS

3. Places of Business. The Customer represents and warrants that the locations of all existing Places of Business are specified in Schedule B. The Customer will promptly notify CIBC in writing of any additional Places of Business as soon as they are established. Subject to section 5, the Collateral will at all times be kept at the Places of Business and will not be removed without CIBC's prior written consent.

4. Collateral Free of Charges. The Customer represents and warrants that the Collateral is and agrees that the Collateral will at all times be, free of any Charge or trust except in favour of CIBC or incurred with CIBC's prior written consent. CIBC may, but will not have to pay any amount or take any action required to remove or redeem any unauthorized Charge. The Customer will immediately reimburse CIBC for any amount so paid and will indemnify CIBC in respect of any action so taken.

5. Use of Collateral. The Customer will not, without CIBC's prior written consent, sell, lease or otherwise dispose of any of the Collateral (other than inventory, which may be sold leased or otherwise disposed of in the ordinary course of the Customer's business). All Proceeds of the Collateral (including among other things all amounts received in respect of Receivables), whether or not arising in the ordinary course of the Customer's business, will be received by the Customer as trustee for CIBC and will be immediately paid to CIBC.

6. Insurance. The Customer will keep the Collateral insured to its full insurable value against loss or damage by fire and such other risks as are customarily insured for property similar to the Collateral (and against such other risks as CIBC may reasonably require). At CIBC's request, all policies in respect of such insurance will contain a loss payable clause, and if the Collateral includes real property will contain a mortgage clause, in favour of CIBC and in any event the Customer assigns all proceeds of insurance on the Collateral to CIBC. The Customer will, from time to time at CIBC's request, deliver such policies (or satisfactory evidence of such policies) to CIBC. If the Customer does not obtain or maintain such insurance, CIBC may, but will not have to, do so. The Customer will immediately reimburse CIBC for any amount so paid. The Customer will promptly give CIBC written notice of any loss or damage to all or any part of the Collateral.

7. Information and Inspection. The Customer will from time to time immediately give CIBC in writing all information requested by CIBC relating to the Collateral, the Places of Business and the Customer's financial or business affairs. The Customer will promptly advise CIBC of the Serial Number, model year, make and model of each Serial Number Good at any time included in the Collateral that is held as Equipment, including in circumstances where the Customer ceases holding such Serial Number Good as Inventory and begins holding it as Equipment. CIBC may from time to time inspect any Books and Records and any Collateral, wherever located. For that purpose CIBC may, without charge, have access to each Place of Business and to all mechanical or electronic equipment devices and processes where any of them may be stored or from which any of them may be retrieved. The Customer authorizes any Person holding any Books and Records to make them available to CIBC, in a readable form, upon request by CIBC.

8. Receivables. If the Collateral includes Receivables, CIBC may advise any Person who is liable to make any payment to the Customer of the existence of this Agreement. CIBC may from time to time confirm with such Persons the existence and the amount of the Receivables. Upon Default, CIBC may collect and otherwise deal with the Receivables in such manner and upon such terms as CIBC considers appropriate.

9. Receipts Prior to Default. Until Default, all amounts received by CIBC as Proceeds of the Collateral will be applied on account of the Liabilities in such manner and at such times as CIBC may consider appropriate or, at CIBC's option, may be held unappropriated in a collateral account or released to the Customer.

10. Default.

(1) Events of Default. The occurrence of any of the following events or conditions will be a Default:

       (a)  the Customer does not pay any of the Liabilities when due;

       (b) the Customer does not observe or perform any of the Customer's obligations under this Agreement or any other agreement or document existing at any time between the Customer and CIBC;

       (c) any representation, warranty or statement made by or on behalf of the Customer to CIBC is untrue in any material respect at the time when or as of which it was made;

       (d) the Customer ceases or threatens to cease to carry on in the normal course the Customer's business or any material part thereof;

       (e) if the Customer is a .corporation, there is, in CIBC's reasonable opinion, a change in effective control of the Customer, or if the Customer is a partnership, there is a dissolution or change in the membership of the partnership;

       (f) the Customer becomes insolvent or bankrupt or makes a proposal or files an assignment for the benefit of creditors under the Bankruptcy Act (Canada) or similar legislation in Canada or any other jurisdiction; a petition in bankruptcy is filed against the Customer; or, if the Customer is a corporation, steps are taken under any legislation by or against the Customer seeking its liquidation, winding~up, dissolution or reorganization or any arrangement or composition of its debts;

       (g) a Receiver, trustee, custodian or other similar official is appointed in respect of the Customer or any of the Customer's property;

       (h) the holder of a Charge -takes possession of all or any part of the Customer's property, or a distress, execution or other similar process is levied against all or any part of such property; or

       (i) CIBC, in good faith and upon commercially reasonable grounds, believes that the prospect of payment or performance is or is about to be impaired or that the Collateral is or is about to be placed in jeopardy.

(2) Rights upon Default. Upon Default, CIBC and a Receiver, as applicable, will to the extent permitted by law have the following rights.

       (a) Appointment of Receiver. CIBC may by instrument in writing appoint any Person as a Receiver of all or any part of the Collateral. CIBC may from time to time remove or replace a Receiver, or make application to any court of competent jurisdiction for the appointment of a Receiver. Any Receiver appointed by CIBC will (for purposes relating to responsibility for the Receiver's acts or omissions) be considered to be the Customer's agent. CIBC may from time to time fix the Receiver's remuneration and the Customer will pay CIBC the amount of such remuneration. CIBC will not be liable to the Customer or any other Person in connection with appointing or not appointing a Receiver or in connection with the Receiver's actions or omissions.

       (b) Dealings with the Collateral. CIBC or a Receiver may take possession of all or any part of the Collateral and retain it for as long as CIBC or the Receiver considers appropriate, receive any rents and profits from the Collateral, carry on (or concur in carrying on) all or any part of the Customer's business or refrain from doing so, borrow on the security of the Collateral, repair the Collateral, process the Collateral, prepare the Collateral for sale, lease or other disposition, and sell or lease (or concur in selling or leasing) or otherwise dispose of the Collateral on such terms and conditions (including among other things by arrangement providing for deferred payment) as CIBC or the Receiver considers appropriate. CIBC or the Receiver may (without charge and to the exclusion of all other Persons including the Customer) enter upon any Place of Business.

       (c) Realization. CIBC or a Receiver may use, collect, sell, lease or otherwise dispose of, realize upon, release to the Customer or other Persons and otherwise deal with, the Collateral in such manner, upon such terms (including among other things by arrangement providing for deferred payment) and at such times as CIBC or the Receiver considers appropriate. CIBC or the Receiver may make any sale, lease or other disposition of the Collateral in the name of and on behalf of the Customer or otherwise.

       (d) Application of Proceeds After Default. All Proceeds of Collateral received by CIBC or a Receiver may be applied to discharge or satisfy any expenses (including among other things the Receiver's remuneration and other expenses of enforcing CIBC's rights under this Agreement), Charges, borrowings, taxes and other outgoings affecting the Collateral or which are considered advisable by CIBC or the Receiver to preserve, repair, process, maintain or enhance the Collateral or prepare it for sale, lease or other disposition, or to keep in good standing any Charges on the Collateral ranking in priority to any Charge created by this Agreement, or to sell, lease or otherwise dispose of the Collateral. The balance of such

Proceeds. will be applied to the Liabilities in such manner and at such times as CIBC considers appropriate and thereafter will be accounted for as required by law.

(3) Other Legal Rights. Before and after Default, CIBC will have, in addition to the rights specifically provided in this Agreement, the rights of a secured party under the PPSA, as well as the rights recognized at law and in equity. No right will- be exclusive of or dependent upon or merge in any other right, and one or more of such rights may be exercised independently or in combination from time to time.

(4) Deficiency. The Customer will remain liable to CIBC for payment of any Liabilities that are outstanding following- realization of all or any part of the Collateral,

11. CIBC not Liable, CIBC will not be liable to the Customer or any other Person for any failure or delay in exercising any of its rights under this Agreement (including among other things any failure to take possession of, collect, or sell, lease or otherwise dispose of, any Collateral). None of CIBC, a Receiver or any agent of CIBC (including, in Alberta, any sheriff) is required to take, or will have any liability for any failure to take or delay in taking, any steps necessary or advisable to preserve rights against other Persons under any Chattel Paper, Securities or Instrument in possession of CIBC, a Receiver or CIBC's agent.

12. Charges and Expenses. The Customer agrees to pay on demand all costs and expenses incurred (including among other things legal fees on a solicitor and client basis) and fees charged by CIBC in connection with obtaining or discharging this Agreement or establishing or confirming the priority of the Charges created by this Agreement or by law, compliance with any demand by any Person under the PPSA to amend or discharge any registration relating to this Agreement, and by CIBC or any Receiver in exercising any remedy under this Agreement (including among other things preserving, repairing, processing, preparing for disposition and disposing of the Collateral by sale, lease or otherwise) and in carrying on the Customer's business. All such amounts will bear interest from time to time at the highest interest rate then applicable to of the Liabilities, and the Customer will reimburse CIBC upon demand for any amount so paid.

13. Further Assurances. The Customer will from time to time immediately upon request by CIBC take such action (including among other things the signing and delivery of financing statements and financing change statements, other schedules, documents or listings describing property included in the Collateral, further assignments and other documents, and the registration of this Agreement or any other Charge against any of the Customer's real property) as CIBC may require in connection with the Collateral or as CIBC may consider necessary to give effect to this Agreement. If permitted by law, the Customer waives the right to sign or receive a copy of any financing statement or financing change statement, or any statement issued by any registry that confirms any registration of a financing statement or financing change statement, relating to this Agreement. The Customer irrevocably appoints the Manager or the Acting Manager from time to time of CIBC's branch specified on the first page of this Agreement as the Customer's attorney (with hill powers of substitution and delegation) to sign, upon Default, all documents required to give effect to this section. Nothing in this section affects the right of CIBC as secured party, or any other Person on CIBC's behalf, to sign and file or deliver (as applicable) all such financing statements, financing change statements, notices, verification agreements and other documents relating to the Collateral and this Agreement as CIBC or such other Person considers appropriate.

14. Dealings by CIBC. CIBC may from time to time increase, reduce, discontinue or otherwise vary the Customer's credit facilities, grant extensions of time and other indulgences, take and give up any Charge, abstain from taking, perfecting or registering any Charge, accept compositions, grant releases and discharges and otherwise deal with the Customer, customers of the Customer, guarantors and others, and with the Collateral and any Charges held by CIBC, as CIBC considers appropriate without affecting the Customer's obligations to CIBC or CIBC's rights under this Agreement.

15.    Definitions. In this Agreement:

"Accessions", "Account", "Chattel Paper", "Document of Title", "Equipment", "Goods", "Instrument", "Intangible", "Inventory", "Proceeds", "Purchase-Money Security Interest" and "Security Interest" have the respective meanings given to them in the PPSA.

"Books and Records" means all books, records, files, papers, disks, documents and other repositories of data recording, evidencing or relating to the Collateral to which the Customer (or any Person on the Customer's behalf) has access.

"Charge" means any mortgage, charge, pledge, hypothecation, lien (statutory or otherwise), assignment, financial lease, title retention agreement or arrangement, security interest or other encumbrance of any nature however arising, or any other security agreement or arrangement creating in favour of any creditor a right in respect of a particular property that is prior to the right of any other creditor in respect of such property.

"Consumer Goods" has the meaning given to it in the PPSA, except that, if this Agreement is governed by the laws of the Yukon, it does not include special consumer goods as that term is defined in the Yukon PPSA.

"Default" has the meaning set out in subsection 10(1).

"Liabilities means all present and future indebtedness and liability of every kind, nature and description (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) of the Customer to CIBC, wherever and however incurred and any unpaid balance thereof,

"Money" has the meaning given to it in the PPSA or, if there is no such definition, means a medium of exchange authorized or adopted by the Parliament of Canada as part of the currency of Canada, or by a foreign government as part of its currency.

"Person" means any natural person or artificial body (including among others any firm, corporation or government),

"Personal Property" means personal property and includes among other things Inventory, Equipment, Receivables, Books and Records, Chattel Paper, Goods, Documents of Title, Instruments, Intangibles (including intellectual property), Money, and Securities, and includes all Accessions to such property.

"Place of Business" means a location where the Customer carries on business or where any of the Collateral is located (including any location described in Schedule B).

"PPSA" means the legislation that applies in the province or territory noted in section 2 of this Agreement, as such legislation may be amended, renamed or replaced from time to time (and includes all regulations from time to time made under such legislation) as follows: in the case of Ontario, the Personal Property Security Act, 1989; in the case of Alberta, British Columbia, Manitoba, Prince Edward Island, Saskatchewan and the Yukon Territory, the Personal Property Security Act; and in the case of any other province or territory, such legislation as deals generally with Charges on personal property.

"Receivables" means all debts, claims and choses in action (including among other things Accounts and Chattel Paper) now or in the future due or owing to or owned by the Customer.

"Receiver" means a receiver or a receiver and manager.

"Securities" has the meaning given to it in the PPSA or, if there is no such definition and the PPSA defines "security" instead, it means the plural of that term.

"Serial Number" means the number that the Person who manufactured or constructed a Serial Number Good permanently marked or attached to it for identification purposes or, if applicable, such other number as the PPSA stipulates as the serial number or vehicle information number to be used for registration purposes of such Serial Number Good.

"Serial Number Good" means a motor vehicle, trailer, mobile home, aircraft airframe, aircraft engine or aircraft propeller, boat or an outboard motor for a boat.

16.    General.

(1) Reservation of the Last Day of any Lease. The Charges created by this Agreement do not extend to the day of the term of any lease or agreement for lease; however, the Customer will hold such last day in trust for CIBC and, upon the exercise by CIBC of any of its rights under this Agreement following Default, will assign such last day as directed by CIBC.

(2) Attachment of Security Interest. The Security Interests created by this Agreement are intended to attach (i) to existing Collateral when the Customer signs this Agreement, and (ii) to Collateral subsequently acquired by the Customer, immediately upon the Customer acquiring any rights in such Collateral. The parties do not intend to postpone the attachment of any Security Interest created by this Agreement.

(3) Purchase-Money Security Interest. If CIBC gives value for the purpose of enabling the Customer to acquire rights in or to any of the Collateral, the Customer will in fact apply such value to acquire those rights (and will provide CIBC with such evidence in this regard as CIBC may require), and the Customer grants to CIBC, and CIBC takes, a Purchase-Money Security Interest in such Collateral to the extent that the value is applied to acquire such rights. A certificate or affidavit of any of CIBC's authorized representatives is admissible in evidence to establish the amount of any such value,

(4) Description of Collateral in Schedule A. The fact that box (b) or box (c) of section 1 has been checked without there being any property described in Schedule A does not affect the nature or validity of CIBC's security in the Collateral.

(5) Entire Agreement. CIBC has not made any representation or undertaken any obligation in connection with the subject matter of this Agreement other than as specifically set out in this Agreement, and in particular nothing contained in this Agreement will require CIBC to make, renew or extend the time for payment of any loan or other credit accommodation to the Customer or any other Person.

(6) Additional Security. The Charges created by this Agreement are in addition and without prejudice to any other Charge now or later held by CIBC. No Charge held by CIBC will be exclusive of or dependent upon or merge in any other Charge, and CIBC may exercise its rights under such Charges independently or in combination.

(7) Joint and Several Liability. If more than one Person signs this Agreement as the Customer, the obligations of such Persons will be joint and several.

(8) Severability; Headings. Any provision of this Agreement that is void or unenforceable in any jurisdiction is, as to that jurisdiction, ineffective to that extent without invalidating the remaining provisions of this Agreement. The headings in this Agreement are for convenience only and do not limit or extend the provisions of this Agreement.

(9) Interpretation. When the context so requires, the singular will be read as the plural, and vice versa.

(10) Copy of Agreement. The Customer acknowledges receipt of a copy of this Agreement.

(11) Waivers. If this Agreement is governed by the laws of Saskatchewan and the Customer is a corporation, the Customer agrees that The Limitation of Civil Rights Act, The Land Contracts (Actions) Act and Part W (excepting only section
46) of The Saskatchewan Farm Security Act do not apply insofar as they relate to actions as defined in those Acts, or insofar as they relate to or affect this Agreement, the rights of CIBC Under this Agreement or any instrument, Charge, security agreement or other document of any nature that renews, extends or is collateral to this Agreement.

(12) Notice. CIBC may send to the Customer, by prepaid regular mail addressed to the Customer at the Customer's address last known to CIBC, copies of any document required by the PPSA to be delivered by CIBC to the Customer. Any document mailed in this manner will be deemed to have been received by the Customer upon the earlier of actual receipt by the Customer and the expiry of 10 days after the mailing date. A certificate or affidavit of any of CIBC's authorized representatives is admissible in evidence to establish the mailing date.

(13) Enurement; Assignment. This Agreement will enure to the benefit of and be binding upon (i) CIBC, its successors and assigns, and (ii) the Customer and the Customer's heirs, executors, administrators, successors and permitted assigns. The Customer will not assign this Agreement without CIBC's prior written consent.